EXHIBIT 10.4

INSIDER SUPPORT AGREEMENT

This INSIDER SUPPORT AGREEMENT dated as of [•], 2026 (this “Support Agreement”), is entered into by and among Tigerless Health, Inc., a New York corporation (the “Company”), Piermont Valley Acquisition Corp., a Cayman Islands exempted company (“Piermont”) and CEMAC Sponsor LP, Vikasati Partners, LLC and Valleypark Road LLC (each a “Sponsor”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Piermont and the Company have entered into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which, among other things, each of Piermont and Company shall become a subsidiary of Tigerless AI Holdings Inc., a Nevada corporation (“Pubco”);

WHEREAS, as of the date hereof, each Sponsor is the holder of record of the number of shares of Piermont Class A Ordinary Shares and Piermont Class B Ordinary Shares (“Piermont Ordinary Shares”) set forth on Exhibit A (all such shares, or any successor, replacement or additional shares of Piermont of which ownership of record or the power to vote is hereafter acquired by the Sponsors prior to the termination of this Support Agreement being referred to herein as the “Sponsor Shares”); and

WHEREAS, in order to induce the Company to enter into the Merger Agreement, the Sponsors are executing and delivering this Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing Date and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 9.1 thereof (whichever is earlier, the “Expiration Time”), each Sponsor agrees that, at the Special Meeting, at any other meeting of Piermont Shareholders related to the Transactions (whether general or extraordinary and whether or not an adjourned meeting, however called and including any adjournment thereof) and/or in connection with any written resolution of Piermont Shareholders related to the Transactions (the Special Meeting and all other meetings or resolutions related to the Merger Agreement, collectively, the “Meeting”), each Sponsor shall:

a. when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote all of the Sponsor Shares in favor of (or execute and return an action by written resolution consenting to), or cause all of the Sponsor Shares to be voted at the Meeting in favor of (or cause to be executed and returned an action by written resolution consenting to), (A) the proposal to adopt the Merger Agreement and approve the Transactions, including the Mergers, (B) all the other Piermont Shareholder Matters and (C) all other proposals necessary or desirable to effectuate the Transactions, as reasonably determined by the Company and Piermont; and

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c. vote all of the Sponsor Shares against (or refrain from executing and returning an action by written resolution consenting to), or cause all of the Sponsor Shares to be voted at the Meeting against (or cause to be withheld an action by written resolution consenting to), (A) any proposal or offer from any Person (other than the Company or any of its Affiliates) concerning a Piermont Alternative Transaction or the adoption of any agreement to enter into a Piermont Alternative Transaction; and (B) any action, proposal, transaction or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of Piermont’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of Piermont (including any amendments to Piermont’s organizational documents other than as contemplated by the Merger Agreement).

The obligations of each Sponsor specified in this Section 1 shall apply whether or not the Mergers or any action described above is recommended by the board of directors of Piermont.

2. Restrictions on Transfer. Until the Expiration Time, each Sponsor agrees that it shall not, directly or indirectly, sell, assign, or otherwise transfer any of the Sponsor Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to Piermont and the Company. Piermont shall not register any sale, assignment or transfer of the Sponsor Shares on Piermont’s transfer books or register (book entry or otherwise) that is not in compliance with this Section 2. Notwithstanding the foregoing, a Sponsor may transfer Sponsor Shares, without such joinder, to any Affiliate of such Sponsor, provided that such Affiliate agrees in writing to be bound by the terms of this Support Agreement.

3. No Redemption. Each Sponsor hereby agrees that it shall not redeem, or submit a request to Piermont’s transfer agent or otherwise exercise any right to redeem, any Sponsor Shares.

4. Waiver of Anti-dilution Rights. Each Sponsor hereby waives any anti-dilution rights that such Sponsor may have under any law or arising under the organizational documents of Piermont.

5. New Securities. During the period commencing on the date hereof and ending at the Expiration Time, in the event that (a) any Piermont Ordinary Shares or other equity securities of Piermont are issued to a Sponsor after the date of this Support Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination or exchange of shares, or if any other securities of any other entity are issued in exchange for Piermont Ordinary Shares owned or held of record by the Sponsor, (b) a Sponsor purchases or otherwise acquires beneficial or record ownership of any Piermont Ordinary Shares or other equity securities of Piermont or securities of any other entity in exchange for Piermont Ordinary Shares after the date of this Support Agreement or (c) the Sponsor acquires the right to vote or share in the voting of any Piermont Ordinary Shares or other equity securities of Piermont after the date of this Support Agreement (such Piermont Ordinary Shares or other equity securities of Piermont, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be deemed Sponsor Shares and shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Sponsor Shares as of the date hereof. Notwithstanding the foregoing, any securities acquired by a Sponsor in the open market after the date hereof shall not be deemed Sponsor Shares or New Securities for purposes of this Support Agreement unless such Sponsor elects, by written notice, to subject such securities to this Support Agreement.

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6. Consent to Disclosure. Each Sponsor hereby consents to the publication and disclosure in the Proxy Statement, if necessary (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by Piermont or the Company to any Governmental Authority or to security holders of Piermont or the Company) of such Sponsor’s identity and ownership (legal or beneficial) of Sponsor Shares and the nature of such Sponsor’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Piermont or the Company, a copy of this Support Agreement. Each Sponsor will promptly provide any information reasonably requested by Piermont or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Each Sponsor shall have a reasonable opportunity to review and comment on any portion of such disclosure pertaining specifically to such Sponsor prior to release, and Piermont and the Company shall consider in good faith all reasonable comments provided by such Sponsor.

7. No Challenge. Each Sponsor, in its capacity as a shareholder of Piermont, agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Piermont or the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

8. Waiver. Each Sponsor irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the Transactions that such Sponsor may have under applicable law.

9. Sponsor Representations. Each Sponsor entity represents and warrants to Piermont and the Company, as of the date hereof, that:

a. it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

b. it has full right and power, without violating any agreement to which it is bound, to enter into this Support Agreement;

c. if the applicable Sponsor is an entity, it is duly incorporated, organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, formed or incorporated and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the applicable Sponsor entity’s powers and have been duly authorized by all necessary actions on the part of such Sponsor entity;

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d. this Support Agreement has been duly executed and delivered by the applicable Sponsor, this Support Agreement constitutes a legally valid and binding obligation of the applicable Sponsor, enforceable against such Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

e. the execution and delivery of this Support Agreement by the applicable Sponsor do not, and the performance by such Sponsor of its obligations hereunder will not, (i) if the applicable Sponsor is an entity, conflict with or result in a violation of its organizational documents or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by applicable Sponsor entity of its obligations under this Support Agreement;

f. there are no Proceedings pending or, to the knowledge of the applicable Sponsor, threatened against such Sponsor before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by applicable Sponsor of its obligations under this Support Agreement;

g. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the applicable Sponsor entity or, to the knowledge of the applicable Sponsor, by Piermont;

h. the applicable Sponsor has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with its tax and legal advisors;

i. the applicable Sponsor has not entered into, and shall not enter into, any agreement that would prevent the Sponsor from performing any of its obligations hereunder;

j. the applicable Sponsor has good title to the Sponsor Shares set forth opposite the applicable Sponsor's name on Exhibit A, free and clear of any Liens, and the applicable Sponsor has the sole power to vote or cause to be voted such Sponsor Shares;

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k. the Sponsor Shares set forth opposite the applicable Sponsor's name on Exhibit A are the only Piermont Ordinary Shares, and the only securities exercisable for or convertible or exchangeable into Piermont Ordinary Shares, owned of record or beneficially owned by such Sponsor or that such Sponsor has the right to acquire (absolute or contingent) as of the date hereof, and none of such Sponsor Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the transfer, pledge or voting of such Sponsor Shares that is inconsistent with the Sponsor's obligations pursuant to this Support Agreement; and

l. the applicable Sponsor is a sophisticated party and has adequate information concerning the business and financial condition of Piermont and the Company to make an informed decision regarding this Agreement and the Transactions contemplated by the Merger Agreement, and has independently, and based on such information as the applicable Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement, without reliance upon the Piermont, the Company, any of their Affiliates or any of the respective Representatives of the foregoing. The applicable Sponsor acknowledges that the Piermont and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The applicable Sponsor acknowledges that the agreements contained herein with respect to the Sponsor Shares beneficially owned by the applicable Sponsor are irrevocable.

10. Damages; Remedies. Each Sponsor hereby agrees and acknowledges that (a) Piermont and the Company would be irreparably injured in the event of a breach by such Sponsor of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

11. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

12. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on the Sponsors, Piermont and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

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13. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15. Governing Law; Waiver of Jury Trial Waiver; Submission to Jurisdiction. Section 10.6 and Section 10.12 of the Merger Agreement are incorporated by reference herein and shall apply mutatis mutandis with full force to any disputes arising under this Support Agreement.

16. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.2 of the Merger Agreement to the applicable party, with respect to the Company and Piermont, at the address set forth in Section 10.2 of the Merger Agreement, and with respect to a Sponsor, at its address set forth on Exhibit A.

17. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve any Sponsor, Piermont or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

18. Adjustment for Share Split. If, and as often as, there are any changes in the Piermont Ordinary Shares or the Sponsor Shares by way of share split, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsors, Piermont, the Company and the Sponsor Shares as so changed.

19. No Ownership Interests. Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Piermont or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Sponsor Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Sponsor Shares shall remain vested in and belong to the Sponsors. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

20. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses, except as provided in the Merger Agreement.

21. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

COMPANY:
TIGERLESS HEALTH, INC.

By:
Name:
Title:

PIERMONT:
PIERMONT VALLEY ACQUISITION CORP.

By:
Name:
Title:

SPONSOR:

CEMAC SPONSOR LP

By:
Name:
Title:

VIKASATI PARTNERS, LLC

By:
Name:
Title:

VALLEYPARK ROAD LLC

By:
Name:
Title:

[Signature Page to Piermont Support Agreement]

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Exhibit A

Sponsors

Name	Number of Sponsor Shares	Address for Notices
CEMAC Sponsor LP Vikasati Partners, LLC Valleypark Road LLC	[•]	[•]

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